SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

THE SHEFFIELD FUNDS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

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(4) Proposed maximum aggregate value of transaction: ___________________________________________________

(5) Total fee paid: ___________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(4) Date Filed:

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THE SHEFFIELD FUNDS, INC.

900 CIRCLE 75 PKWY, SUITE 750, ATLANTA, GA 30339

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

__________, 2000

To the Stockholders:

A Special Meeting of Stockholders of The Sheffield Funds, Inc. (the "Fund") will be held at the offices of Kilpatrick Stockton, 1100 Peachtree Street, Suite 2800, Atlanta, GA 30309, on the 28th floor on ____________, 2000, at 9:00 a.m., for the purposes of considering and voting upon:

1. Approval of a Plan of Liquidation and Dissolution of the Fund.

2. Any other business that may properly come before the meeting.

The close of business on __________, 2000 has been fixed as the record date for the determination of Stockholders entitled to notice of and to vote at the meeting.

As discussed further on page 7 of the enclosed Proxy Statement, at its most recent meeting the Fund's Board of Directors considered and approved the recommendation of the Fund's advisor, Sheffield Investment Management, Inc. ("SIMI"), to propose liquidation of the Fund to its Stockholders.

The Board determined that it is advisable and in the best interests of the Fund's Stockholders to recommend the liquidation and dissolution of the Fund. Accordingly, if Stockholders vote to approve the Plan of Liquidation and Dissolution, as soon as practicable after that vote the Fund's portfolio will be liquidated, its affairs will be wound up, and the liquidation proceeds will be distributed pro rata to the Fund's Stockholders. It is probable that the distribution will occur in one distribution, but the Fund may make multiple distributions, if the Fund's Board deems it necessary.

The Board of Directors believes that the proposal set forth in the Notice of Meeting for the Fund is important and recommends that you read the enclosed materials carefully and then vote for the proposal. The Stockholders present at the Special Meeting will have an opportunity to ask questions about the Plan of Liquidation and Dissolution.

Your vote is important. Please take a moment now to sign and return your proxy card(s) in the enclosed postage-paid return envelope. If you have questions, please contact me or Caroline Scott at 770-953-1597.

Respectfully,

Roger A. Sheffield, CFA

President

THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT AND THE MOST RECENT SEMIANNUAL REPORT SUCCEEDING THE ANNUAL REPORT TO A STOCKHOLDER UPON REQUEST. ANY SUCH REQUEST SHOULD BE MADE BY CALLING (770) 953-1597 OR BY WRITING TO THE FUND AT 900 CIRCLE 75 PARKWAY, SUITE 750, ATLANTA, GA 30339.

STOCKHOLDERS ARE INVITED TO ATTEND AND TO VOTE IN PERSON. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, YOU MAY VOTE BY SIGNING AND RETURNING THE ATTACHED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE:

INSTRUCTIONS FOR SIGNING PROXY CARDS

    Individual Accounts: Sign your name EXACTLY as it appears in the registration on the proxy card.
    Joint Accounts: Both parties must sign the proxy.
    All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration (for example, the individual should indicate if he is signing as an officer of a corporate account, a trustee or a trust account or a custodian of a custodial or estate account).

The Board of Directors of the Fund recommends that you cast your vote FOR approval of the liquidation and dissolution of the Fund pursuant to a Plan of Liquidation and Dissolution.

VOTING BY FAX - To vote by fax, sign and fax your proxy to 770-953-3586.

VOTING BY PHONE - Call 770-953-1597 to vote your proxy by phone.

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY,

NO MATTER HOW MANY SHARES YOU OWN.

THE SHEFFIELD FUNDS, INC.

900 CIRCLE 75 PKWY, SUITE 750, ATLANTA, GA 30339

PROXY STATEMENT

This Proxy Statement is furnished in connection with a solicitation by the Board of Directors of The Sheffield Funds, Inc. (the "Fund") of proxies to be used at the Special Meeting of Stockholders of the Fund (the "Special Meeting") to be held at the offices of Kilpatrick Stockton LLP, 1100 Peachtree Street, Suite 2800, Atlanta, GA 30309, on _______, 2000 at 9:00 a.m. (and at any adjournment or adjournments thereof). The purposes of the Meeting are set forth in the accompanying Notice of Special Meeting of Stockholders. This proxy statement and the accompanying form of proxy are first being mailed to Stockholders on or about _______, 2000. Stockholders who execute proxies retain the right to revoke them in person at the Special Meeting or by written notice received by the Secretary of the Fund at any time before they are voted. Unrevoked proxies will be voted as specified on the proxy and, unless specified to the contrary, will be voted FOR Proposal 1. The close of business on _______, 2000 has been fixed as the record date for the determination of Stockholders entitled to notice of and to vote at the Special Meeting. Each Stockholder is entitled to one vote for each full share and an appropriate fraction of a vote for each fractional share held. On the record date there were ___________________ shares of Common Stock outstanding.

In the event that a quorum is not present at the Special Meeting, or in the event that a quorum is present but sufficient votes to approve or reject the proposal are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to a date not more than 120 days after the original record date to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Special Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote FOR or AGAINST any such proposal in their discretion. A Stockholder vote may be taken on the proposal in this proxy statement prior to any such adjournment if sufficient votes have been received for approval or rejection. Under the By-Laws of the Fund, a quorum is constituted by the presence in person or by proxy of the holders of record of at least one-third of the outstanding shares of Common Stock of the Fund entitled to vote at the Special Meeting. However, approval of Proposal 1 requires the affirmative vote of two-thirds of the Fund's outstanding shares of capital stock. Because abstentions do not count as votes cast with respect to the Proposal, the effect of abstentions is the same as a vote against Proposal 1.

Sheffield Investment Management, Inc. ("SIMI"), whose principal business address is 900 Circle 75 Parkway, Suite 750, Atlanta, GA 30339, is the Fund's investment adviser, administrator, and transfer agent.

The Fund's distributor is Alpha-Line Investments, Inc., whose principal business address is 900 Circle 75 Parkway, Suite 750, Atlanta, GA 30339.

The Fund will furnish, without charge, a copy of the Fund's most recent Annual Report to any Stockholder upon request. A Stockholder who wishes to request a copy of the report may do so by calling Sheffield Investment Management, Inc. at (770) 953-1597.

PROPOSAL 1:

APPROVAL OF PLAN OF LIQUIDATION AND DISSOLUTION

The Fund proposes to liquidate its assets and dissolve pursuant to the provisions of the Plan of Liquidation and Dissolution of the Fund (the "Plan") as recommended and declared advisable by the Board of Directors at a meeting held on September 25, 2000. The Board determined that the orderly liquidation of the Fund's assets is advisable and directed that the Plan be submitted for consideration by the Stockholders of the Fund. The Plan provides for the following: 1) the complete liquidation of all of the assets of the Fund; 2) the payment by the Fund of all known obligations, including the expenses of the liquidation, and; 3) the receipt by Stockholders of one or more distributions equal to their pro rata portion of the net assets of the Fund, reflecting accrued and unpaid dividends and distributions. If the Plan is approved by the Fund's Stockholders, the Fund's investment adviser, Sheffield Investment Management, Inc., will cease to manage the Fund's assets in accordance with the Fund's investment objectives and policies and instead will undertake to liquidate the Fund's assets on such terms and conditions as SIMI shall determine to be reasonable and in the best interests of the Fund and its Stockholders. It is anticipated that the sale of portfolio securities and distribution of the resulting cash, less expenses of liquidation, to Stockholders will occur quickly after the approval of the Stockholders. A copy of the Plan is attached to this Proxy Statement as Exhibit A, and the description of the Plan in this Proxy Statement is qualified in its entirety by reference to Exhibit A.

In the event the Plan is not approved by the requisite Stockholder vote, the Board of Directors will consider what other action, if any, should be taken.

I. REASONS FOR THE LIQUIDATION AND DISSOLUTION

In 1990, the Sheffield Total Return Fund was created as a vehicle to provide a diversified portfolio of common stocks for SIMI's advisory clients, utilizing the investment concepts and philosophy that SIMI applied to the individual portfolios of larger client accounts. Today, more than 97% of the Fund's shares are owned by Stockholders who are also individual advisory clients of SIMI.

Since the Fund's inception, the profile of SIMI's clients has evolved with respect to average account size and taxability. When the Total Return Fund began 10 years ago, it met the equity diversification needs of a substantial majority of SIMI's clients. Today, the typical SIMI client account has grown in size to a level where the Fund is no longer as appropriate for these needs as had been the case previously. Now, adequate diversification can be achieved more efficiently with combinations of individual stocks and exchange traded fund vehicles. Furthermore, because of the individual circumstances of many of its taxable clients, SIMI believes this would be an opportune time for them to redeem their shares in the Fund and would advise that they do so. If such clients redeem, the Fund's size would be reduced to a level that SIMI believes would be too costly to the remaining Stockholders to maintain the Fund as an efficient vehicle. At the time, non-taxable Stockholder/client accounts should suffer no adverse tax consequences from the liquidation and their portfolios could continue to also be managed more efficiently in the future as separate accounts.

Because of the Fund's relatively low portfolio turnover and the bull market of 1990's, the Fund has accumulated significant unrealized gains. As of November 1, 1999, the first day of the Fund's 2000 fiscal year, the Fund had accumulated unrealized gains of $10,100,000, then representing 52% of the Fund assets. During the current fiscal year through September 18, 2000, the Fund has sold or reduced various positions thereby realizing $4,850,000 in capital gains. Gains during the year resulted primarily from certain technology stocks which the Fund has held for many years reaching price levels which SIMI believed could not be justified under even the most optimistic of future earnings and cash flow growth scenarios. Yet even after these sales, the Fund retains unrealized capital gains of approximately $5,000,000 as of September 18, 2000.

During the past two years or so, a growing awareness has developed in the financial press of the problem posed by unrealized gains within the equity mutual fund industry. In fact, for many years the financial press has advised the investing public not to place new taxable money in mutual funds prior to year-end distributions of realized capital gains taken throughout that year. Taxable investors who invested before then would have to pay taxes on their pro rata share of the distribution, even though they did not earn any of the gains. For this same reason, SIMI believes that the current level of unrealized appreciation in the Total Return Fund makes future investment in the Fund disadvantageous to taxable investors, which would likely limit the future growth of the Fund.

At its September 25, 2000 meeting, after analyzing these factors and other information provided by SIMI, the Fund's Board of Directors, including all of the Directors who are not "interested persons" of the Fund, as defined in the Investment Company Act of 1940, unanimously adopted resolutions declaring that the proposed liquidation and dissolution was in the best interest of the Fund and its Stockholders, approving the liquidation as proposed by SIMI and directing SIMI to prepare formally the Liquidation Plan and to submit it for Stockholder approval.

II. SUMMARY OF PLAN OF LIQUIDATION AND DISSOLUTION OF THE FUND

The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Plan which is attached hereto as Exhibit A. Stockholders are urged to read the Plan in its entirety.

The Plan will become effective only upon its adoption and approval by the holders of two-thirds of the outstanding shares of the Fund (the "Effective Date"). The Plan provides for the complete liquidation of the net assets of the Fund, distribution of the proceeds to Stockholders and dissolution of the Fund. If the Plan is approved, SIMI will undertake to liquidate the Fund's assets on such terms and conditions as SIMI, under the supervision of the Board, shall determine to be reasonable and in the best interests of the Fund and its Stockholders. In connection with the proposal, the Fund will bear the costs associated with the liquidation of the Fund, which consist primarily of legal and accounting fees and are expected to total less than $15,000.

The Plan provides that the Board of Directors has the authority to make non-material variations from or non-material amendments to the provisions of the Plan at any time without Stockholder approval, if the Board of Directors determines that such action would be advisable and in the best interests of Stockholders. In addition, the Plan authorizes the Board to recommend, in accordance with Section 3-405 of the Maryland General Corporation Law, the abandonment of the Plan to Stockholders at any time prior to the filing of Articles of Dissolution with the State Department of Assessments and Taxation of Maryland if it determines that such abandonment would be advisable and in the best interests of the Fund's Stockholders.

The Board has set the Effective Date as the distribution record date, which is the date on which the books of the Fund will be closed and the proportionate interests of Stockholders in the assets of the Fund will be fixed on the basis of their holdings. Stockholders holding Fund shares as of the close of business on the distribution record date will receive their proportionate share of all liquidation distributions, as defined below, without any further action on their part. After the distribution record date, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the Stockholders' respective interests in the Fund's assets will not be transferable or redeemable. If Stockholders redeem prior to the distribution record date, it will be detrimental to the orderly liquidation of the Fund and to the remaining Stockholders.

If the Plan is adopted by the Fund's Stockholders at the Special Meeting, as soon as practicable after the consummation of the sale of the Fund's portfolio securities and the payment of all of the Fund's known expenses, charges, liabilities and other obligations, including those expenses incurred in connection with the liquidation, each Fund Stockholder will receive one or more liquidation distributions in an amount equal to the Stockholder's proportionate interest in the Fund, as determined in accordance with the Fund's current valuation procedures, together with accrued and unpaid dividends and distributions with respect to each of the Stockholder's shares of the Fund (each such distribution, a "Liquidation Distribution").

A Stockholder holding shares of the Fund in certificated form ("Certificate Stockholders") will receive one or more Liquidation Distributions upon receipt by the Fund of the Stockholder's certificates. Certificate Stockholders will receive appropriate instructions for submission of their certificates prior to each Liquidation Date.

III. FEDERAL INCOME

TAX CONSEQUENCES

PAYMENT BY A FUND OF LIQUIDATING DISTRIBUTIONS TO STOCKHOLDERS WILL BE A TAXABLE EVENT. BECAUSE THE INCOME TAX CONSEQUENCES FOR A PARTICULAR STOCKHOLDER MAY VARY DEPENDING ON INDIVIDUAL CIRCUMSTANCES, EACH STOCKHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE FEDERAL, STATE, AND LOCAL TAX CONSEQUENCES OF RECEIPT OF A LIQUIDATING DISTRIBUTION.

The Fund currently qualifies, and intends to continue to qualify through the end of the liquidation period, for treatment as a regulated investment company under the Internal Revenue Code of 1986, as amended, so that it will be relieved of federal income tax on any investment company taxable income or net capital gain (the excess of net long-term capital gain over net short-term capital loss) from the sale of its assets.

The payment of liquidation distributions will be a taxable event to Stockholders. Each Stockholder will be deemed as having sold his or her shares for an amount equal to the liquidating distribution(s) he or she receives. Each Stockholder will recognize gain or loss in an amount equal to the difference between (a) the Stockholder's adjusted basis in the Fund shares, and (b) such liquidating distribution(s). The gain or loss will be capital gain or loss to the Stockholder if the Fund shares were capital assets in the Stockholder's hands and generally will be long-term if the Fund shares were held for more than one year at the time of the liquidating distribution.

The foregoing summary is generally limited to the material federal income tax consequences to Stockholders who are individual United States citizens and who hold shares as capital assets. It does not address the federal income tax consequences to Stockholders who are corporations, trusts, estates, tax-exempt organizations or non-resident aliens. This summary does not address state or local tax consequences. Stockholders are urged to consult their own tax advisors to determine the extent of the federal income tax liability they would incur as a result of receiving a liquidating distribution, as well as any tax consequences under any applicable state, local or foreign law and any proposed tax law changes.

This summary discusses the effect of federal income tax provisions on the Fund resulting from its liquidation and dissolution. However, the Fund has not sought a ruling from the Internal Revenue Service (the "Service") with respect to the liquidation and dissolution of the Fund. The statements above are, therefore, not binding upon the Service, and there can be no assurance that the Service will concur with this summary or that the tax consequences to any Stockholder upon receipt of a Liquidation Distribution will be as set forth above.

IV. IMPACT OF THE PLAN ON THE FUND'S STATUS UNDER THE 1940 ACT

On the Effective Date, the Fund will cease doing business as a registered investment company and, as soon as practicable after the Effective Date, will apply for de-registration under the 1940 Act. This will mean that the Fund will no longer be required to follow the investment objective and policies set forth in the Fund's prospectus. It is expected that the Securities and Exchange Commission will issue an order approving the de-registration of the Fund if the Fund is no longer doing business as an investment company. Accordingly, the Plan provides for the cessation of the Fund's activities as an investment company and its eventual de-registration under the 1940 Act. A vote in favor of the Plan will constitute a vote in favor of such a course of action.

V. PROCEDURE FOR DISSOLUTION UNDER MARYLAND LAW

After the Effective Date, pursuant to the Maryland General Corporation Law and the Fund's Charter and By-Laws, as amended, Articles of Dissolution stating, among other things required by Section 3-406 of the Maryland General Corporation Law, that the dissolution has been authorized will in due course be executed, acknowledged and filed with the Maryland State Department of Assessments and Taxation, and will become effective in accordance with such law. When the Articles of Dissolution become effective, the Fund will be legally dissolved, but after that time the Fund will continue to exist for the purposes of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized. The Fund's directors will be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund.

VI. APPRAISAL RIGHTS

Stockholders will not be entitled to appraisal rights under Maryland law in connection with the Plan.

REQUIRED VOTE

Approval of Proposal 1 requires the affirmative vote of two-thirds of the Fund's outstanding shares of common stock as of the record date. The Board recommends that the Stockholders vote FOR the proposed liquidation and dissolution of the Fund pursuant to the provisions of the Plan of Liquidation and Dissolution. The effect of abstentions is the same as a vote against the Proposal.

OTHER BUSINESS

The Board of Directors of the Fund is not aware of any matters that will be presented for action at the Special Meeting other than the matters set forth in this Proxy Statement. Should any other matters requiring a vote of Stockholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interests of the Fund.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of September 22, 2000, the Directors and officers of the Fund, as a group, beneficially owned less than 3% of the outstanding shares of the Fund.

The following table sets forth the beneficial ownership of shares of the Fund, at September 22, 2000, by each person known to the Fund to be deemed to be the beneficial owner of more than 5% of the outstanding shares of the Fund.
Name and Address of Beneficial Owner	Number of Shares	Percent of Class
UMB Bank, n.a. 1010 Grand Avenue, 3rd Floor Kansas City, MO 64106 For the benefit of its customers	459,954	47.24%

Laureen Cianciolo Revocable Inter Vivos Trust 12812 Harborwood Drive Largo, FL 33774	92,405	9.49%

DuBose Corporation P.O. Box 117 Mt. Meigs, AL 36057	56,327	5.78%

ADDITIONAL INFORMATION

The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter, telephone or telegraph, will be paid by the Fund. These costs primarily consist of legal and accounting fees and are expected to be approximately $15,000. In addition to solicitation by mail, certain officers and representatives of the Fund or officers and employees of SIMI, who will receive no extra compensation for their services, may solicit proxies by telephone, fax or personally. If proxies are solicited by phone, within 72 hours, the Stockholder will be sent a letter or fax to confirm his or her vote and asking the Stockholder to call SIMI immediately if his or her instructions are not correctly reflected in the confirmation.

If a Stockholder wishes to participate in the Special Meeting, but does not wish to give his or her proxy by telephone, the Stockholder may still submit the proxy card originally sent with the proxy statement by mail or fax or attend in person. Should Stockholders require additional information regarding the proxy or replacement proxy cards, they may contact SIMI at 770-953-1597. Any proxy given by a Stockholder, whether in writing or by telephone, is revocable in person at the Special Meeting or by written notice received by the Secretary of the Fund at any time before they are voted.

Please complete, sign and return the enclosed proxy promptly. No postage is required if mailed in the United States.

By order of the Board of Directors,

Roger A. Sheffield, CFA

President

EXHIBIT A

PLAN OF LIQUIDATION AND DISSOLUTION OF

THE SHEFFIELD FUNDS, INC.

The Sheffield Funds, Inc., a Maryland corporation (the "Fund"), shall proceed to a complete liquidation of the Fund according to the procedures set forth in this Plan of Liquidation and Dissolution (the "Plan"). The Board of Directors of the Fund (the "Board") has declared that the Plan is advisable and in the best interests of the Fund's Stockholders. The Board has directed that this Plan be submitted to the holders of the outstanding voting shares of the Fund (each a "Stockholder" and, collectively, the "Stockholders") for their adoption at the Special Meeting of Stockholders and has authorized the distribution of a Proxy Statement (the "Proxy Statement") in connection with the solicitation of proxies for such meeting. Upon Stockholder approval of the Plan, the Fund shall completely liquidate and dissolve in accordance with the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"), the Maryland General Corporation Law (the "MGCL") and the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

1.  Adoption of Plan. The effective date of the Plan (the "Effective Date") shall be the date on which the Plan is adopted by the Stockholders.

2.  Cessation of Business. After the Effective Date of the Plan, the Fund shall cease its business as an investment company and shall not engage in any business activities except for the purpose of paying, satisfying and discharging any existing debts and obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs in accordance with the Plan.

3.  Restriction of Transfer and Redemption of Shares. After the Effective Date, the Board will set a distribution record date on which the books of the Fund shall be closed and the proportionate interests of Stockholders in the assets of the Fund shall be fixed on the basis of their respective holdings. After the distribution record date, unless the books of the Fund are reopened because the Plan cannot be carried into effect under the laws of the State of Maryland or otherwise, the Stockholders' respective interests in the Fund's assets shall not be transferable or redeemable.

4.  Liquidation and Distribution of Assets. As soon as practicable after the Effective Date, the Fund and the Fund's investment adviser, Sheffield Investment Management, Inc. ("SIMI"), under the supervision of the Board, shall have the authority to engage in such transactions as may be appropriate for the Fund's liquidation and dissolution. SIMI will seek to sell the Fund's portfolio at prevailing market prices, consistent with an orderly liquidation. At present, the dates on which the Fund will be liquidated and on which the Fund will pay liquidation distributions (each such distribution, a "Liquidation Distribution") to its Stockholders are uncertain, but it is anticipated that if the Plan is adopted by the Stockholders at the Special Meeting on October ___, 2000 that the liquidation will occur quickly thereafter. The Fund may make more than one distribution if it is deemed necessary.

5.  Provisions for Liabilities. The Fund shall pay or discharge or set aside a reserve fund for, or otherwise provide for the payment or discharge of, any liabilities and obligations, including, without limitation, contingent liabilities. As of the date of the filing of this proxy, the Fund is not aware of any contingent liabilities.

6.  Distribution to Stockholders. As discussed above, distribution will likely occur in one distribution, however, the Fund may make more than one distribution if the Board deems it necessary (each a "Liquidation Date"). As soon as practicable after the Effective Date and in accordance with section 331 of the Code and the MGCL, the Fund shall begin to liquidate and distribute pro rata on each Liquidation Date to its Stockholders of record as of the close of business on the date immediately preceding each Liquidation Date all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the Fund's books on each Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable through each Liquidation Date, and (ii) pay or provide for the payment of such contingent liabilities as the Board shall reasonably deem to exist against the assets of the Fund on the Fund's books. The final liquidation distribution shall be deemed to include an uncertificated right to the holder's pro rata portion of any remaining reserves for contingencies; payment shall be made, upon the advice of counsel and with the approval of the board of directors acting in their capacity as liquidating trustees, upon the satisfaction of all known liabilities. A Stockholder holding shares of the Fund in certificated form ("Certificate Stockholders") will receive Liquidation Distributions upon receipt by the Fund of the Stockholder's certificates. Certificate Stockholders will receive appropriate instructions for submission of their certificates prior to the Liquidation Date.

7.  Notice of Liquidation. As soon as practicable after the Effective Date, the Fund shall mail notice to the appropriate parties that this Plan has been approved by the Board and the Stockholders and that the Fund will be liquidating its assets, to the extent such notice is required under the MGCL.

8.  Filings. Following the Effective Date, the Fund shall prepare and file Articles of Dissolution, Form N-8F under the 1940 Act and any other documents as are necessary to effect the dissolution and/or de-registration of the Fund and its shares in accordance with the requirements of the Charter of the Fund, the MGCL, the Code, the 1940 Act and any other applicable securities laws, and any rules and regulations of the Securities and Exchange Commission or any state securities commission. These actions include, without limitation, withdrawing any qualification to conduct business in any state in which the Fund is so qualified, as well as the preparation and filing of any tax returns.

9.  Amendment or Abandonment of Plan. The Board may modify or amend this Plan at any time without Stockholder approval if it determines that such action would be advisable and in the best interests of the Fund and its Stockholders. If any amendment or modification appears necessary and in the judgment of the Board will materially and adversely affect the interests of the Stockholders, such an amendment or modification will be submitted to the Stockholders for approval. In addition, the Board may determine, in accordance with Section 3-405 of the MGCL, to recommend that the Stockholders abandon this Plan at any time prior to the filing of the Articles of Dissolution if it determines that abandonment would be advisable and in the best interests of the Stockholders.

10.  Powers of Board and Officers. The Board and the officers of the Fund are authorized to approve such changes to the terms of any of the transactions referred to in the Plan, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Fund deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Fund in accordance with the Code and the MGCL. These actions include, without limitation, filing of a Form N-8F with the Securities and Exchange Commission, withdrawing any state registrations of the Fund and/or its shares, withdrawing any qualification to conduct business in any state in which the Fund is so qualified and the preparation and filing of any tax returns. Directors of the Fund shall be the trustees of its assets for purposes of liquidation after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver. The director-trustees will be vested in their capacity as trustees with full title to all the assets of the Fund. The death, resignation or other disability of any director or any officer of the Fund shall not impair the authority of the surviving or remaining directors or officers to exercise any of the power provided for in the Plan.

11.  Termination of Business Operations. As soon as practicable upon adoption of this Plan, the Fund shall cease to conduct business except as shall be necessary in connection with the effectuation of its liquidation and dissolution.

12.  Expenses. The expenses of carrying out the terms of this Plan shall be borne by the Fund, whether or not the liquidation contemplated by this Plan is effected.

In witness whereof, the Board of Directors of the Fund has caused this Plan to be executed by the Fund as of this 25th day of September, 2000.

            The Sheffield Funds, Inc.

            By:_____________________________________

            Roger A. Sheffield, CFA

            President

THE SHEFFIELD FUNDS, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS, OCTOBER ___, 2000

This Proxy is solicited on behalf of the Board of Directors.

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and Proxy Statement, each dated __________ ___, 2000, and does hereby appoint Roger A. Sheffield and Caroline L. Scott, and either of them, with full power of substitution, as proxy or proxies of the undersigned to represent the undersigned and to vote all shares of common stock of The Sheffield Funds, Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders to be held at the offices of Kilpatrick Stockton LLP, 1100 Peachtree Street, Suite 2800, Atlanta, GA 30309, on the 28th floor on ____________, 2000, at 9:00 a.m. and at any adjournment(s) thereof:

PROXY

Unless otherwise specified in the squares provided, the undersigned's vote will be cast for proposal 1 listed below. Your Board of Directors recommends that you vote FOR Proposal 1.

1. To approve the Plan of Liquidation and Dissolution of the Fund;

    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

By acceptance, the proxies named above agree that this Proxy will be voted in the manner directed by the Stockholder giving this Proxy. If no direction is made, it will be voted in favor of Proposal 1 and will be voted on other matters in accordance with the best judgment and discretion of the proxies, as provided in the accompanying Proxy Statement.

[ Insert Account Label Here]

Signature(s)

________________________________ ________________________________

________________________________ Date: ______________________, 2000

Please sign exactly as name(s) appears hereon, and when signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.

PLEASE SIGN AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

NO POSTAGE IS REQUIRED.

VOTING BY FAX - To vote by fax, sign and fax your proxy to 770-953-3586.

VOTING BY PHONE - Call 770-953-1597 to vote your proxy by phone.